EXHIBIT 23.1
                                                                    ------------



                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stock Option Plan, as amended, of PalWeb Corporation and in the related Prospectus, by incorporation by reference of the annual report on Form 10-KSB of PalWeb Corporation for the fiscal year ended May 31, 2004, of our report dated August 13, 2004. We also consent to the reference to our firm under the caption "Experts" in the related Prospectus.


                                            MURRELL, HALL, MCINTOSH & CO., PLLP


Norman, Oklahoma
August 30, 2004